UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
FIDELITY SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	001-34981	58-1416811

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550 Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 639-6500
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
There were four matters submitted to a vote of security holders at Fidelity’s annual meeting of shareholders held on April 28, 2011.
There were 10,776,280 shares of Common Stock of Fidelity eligible to be voted at the Annual Meeting and 9,831,043 shares were represented at the meeting by the holders thereof, which constituted a quorum. The first proposal was the election of nine directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The number of votes for the election of the directors was as follows:

	Votes Cast	Votes Cast	Votes		Broker Non
Director	For	Against	Withheld	Abstain	Votes

David R. Bockel	7,224,728	—	1,123,580	—	2,427,972
W. Millard Choate	7,178,023	—	1,170,285	—	2,427,972
Donald A. Harp, Jr.	7,301,442	—	1,046,866	—	2,427,972
Kevin S. King	7,301,224	—	1,047,084	—	2,427,972
William C. Lankford, Jr.	7,303,251	—	1,045,057	—	2,427,972
James B. Miller, Jr.	7,254,583	—	1,093,725	—	2,427,972
H. Palmer Proctor, Jr.	7,302,919	—	1,045,389	—	2,427,972
W. Clyde Shepherd, III	7,284,193	—	1,064,115	—	2,427,972
Rankin M. Smith, Jr.	7,283,321	—	1,064,987	—	2,427,972
The second proposal was for the amendment of the Fidelity Southern Corporation Equity Incentive Plan as described in the proxy statement. The number of votes for the amendment of the plan was as follows:

Votes Cast	Votes Cast	Votes		Broker Non
For	Against	Withheld	Abstain	Votes

6,991,587	1,341,216	—	15,504	2,427,973
The third proposal was for the ratification of appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The number of votes for the ratification of Ernst and Young was as follows:

Votes Cast	Votes Cast	Votes		Broker Non
For	Against	Withheld	Abstain	Votes

9,636,652	26,472	—	167,919	945,237
The fourth proposal was a non-binding advisory vote on the compensation of its “Named Executive Officers” as described in the proxy statement. This proposal gave Fidelity’s shareholders the opportunity to endorse or not endorse executive compensation and policies. The number of votes for the proposal endorsing the compensation was as follows:

Votes Cast	Votes Cast	Votes		Broker Non
For	Against	Withheld	Abstain	Votes

7,407,174	730,790	—	210,342	2,427,974

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer
May 2, 2011